EXHIBIT 23.5

                         [Letterhead of Stephens Inc.]

                                  May 27, 1997

Board of Directors
C.R. Anthony
701 North Broadway
Oklahoma City, Oklahoma 73102

Gentlemen:

We hereby consent to the use of our opinion letter dated March 4, 1997 to the Board of Directors of C.R. Anthony Company included as Annex C to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of C.R. Anthony Company with and into Stage Stores, Inc. and to the references to such opinion in such Prospectus/Proxy Statement under the captions "To The Stockholders of C.R. Anthony Company," "Opinion of CR Anthony's Special Advisor to the Board," "THE MERGER-Background of the Merger," and "THE MERGER-Opinion of CR Anthony's Special Advisor to the Board". In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                             STEPHENS INC.

                                             /s/ EARL H. CLEMMONS
                                             Earl H. Clemmons
                                             Senior Vice President
                                             Managing Director